As filed with the Securities and Exchange Commission on June 2, 2017
Registration No. 333‑
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TECH DATA CORPORATION
(Exact name of Registrant as specified in its charter)

Florida	59‑1578329
(State of Incorporation)	(I.R.S. Employer
Identification Number)

5350 Tech Data Drive
Clearwater, Florida 33760
(727) 539‑7429
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles V. Dannewitz
Executive Vice President and Chief Financial Officer
Tech Data Corporation
5350 Tech Data Drive
Clearwater, Florida 33760
(727) 539‑7429
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicolas Grabar, Esq. Sung K. Kang, Esq.	Barbara Becker, Esq. Saee Muzumdar, Esq.
Cleary Gottlieb Steen & Hamilton LLP	Gibson, Dunn & Crutcher LLP
One Liberty Plaza	200 Park Avenue
New York, NY 10006	New York, NY 10166
(212) 225‑2000	(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐
Non‑accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.0015 Par Value		$	$	$

(1)	An unspecified amount of common stock is being registered as may from time to time be sold at unspecified prices.

(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

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PROSPECTUS

Tech Data Corporation
Common Stock

The selling stockholder named in this prospectus may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The shares of our common stock that may be offered by the selling stockholder using this prospectus represent shares of our common stock that we issued to the selling stockholder in connection with our acquisition of all the shares of AVT Technology Solutions LLC and TS DivestCo B.V. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholder.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “TECD.” The closing price of our common stock on June 1, 2017 was $103.07 per share. Each share of our common stock is entitled to one vote per share.
The shares of our common stock offered by the selling stockholder may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices. This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholder. If necessary, the specific manner in which shares of our common stock may be offered and sold will be described in a supplement to this prospectus.
Investing in our common stock involves risks. You should carefully consider the risks referenced under “Risk Factors” beginning on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 2, 2017.

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We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.
Unless we have indicated otherwise, references in this prospectus to “Tech Data,” “we,” “our,” “us,” the “Company” and similar terms refer to Tech Data Corporation, a Florida corporation, and its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well‑known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The selling stockholder identified in this prospectus may offer the shares of our common stock described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the shares of common stock to be offered. This prospectus relates to the resale of shares of our common stock held by the selling stockholder identified under “Selling Stockholder” or in a supplement to this prospectus. We may describe in a prospectus supplement relating to a particular offering specific information about the offering and the terms of the particular shares of common stock to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the common stock. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post‑effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post‑effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in this prospectus by reference, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations and Business sections of our Annual Report on Form 10‑K, may contain forward‑looking statements, as described in the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These statements involve a number of known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These forward‑looking statements regarding future events and the future results of Tech Data are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “continue,” “will,” variations of such words, and similar expressions are intended to identify such forward‑looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward‑looking statements. Readers are cautioned that these forward‑looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward‑looking statements. Readers are referred to the cautionary statements and important factors discussed in Item 1A Risk Factors of our Annual Report on Form 10‑K for the year ended January 31, 2017 and the other documents we subsequently file with the SEC for further information. We undertake no obligation to revise or update publicly any forward‑looking statements for any reason.

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SUMMARY
Tech Data Corporation
Tech Data Corporation is one of the world’s largest wholesale distributors of technology products. We serve as an indispensable link in the technology supply chain by bringing products from the world’s leading technology vendors to market, as well as providing our customers with advanced logistics capabilities and value-added services. Our customers include value-added resellers (“VARs”), direct marketers, retailers and corporate resellers who support the diverse technology needs of end users. We sell to customers in more than 100 countries throughout North America, South America, Europe, the Middle East, Africa and Asia Pacific.
Some of our key financial objectives are to gain share in select product areas in the geographies in which we operate and to improve operating income by growing gross profit faster than operating costs. In addition, we focus on deploying the right level of capital that yields solid operating cash flow generation and a return on invested capital that is above our weighted average cost of capital. To achieve this, we are focused on a strategy of execution, diversification and innovation that we believe differentiates our business in the marketplace.
Execution is fundamental to our business success. We have logistics centers where each day, tens of millions of dollars of technology products are received from vendors, picked and packed and shipped to our customers. Products are generally shipped from regionally located logistics centers the same day the orders are received. In addition, execution is marked by a high level of service provided to our customers through our company’s technical, sales and marketing support, electronic commerce tools, product integration services and financing programs.
Our diversification strategy seeks to continuously remix our product, customer and services portfolios towards higher growth and higher return market segments through organic growth initiatives and acquisitions. We believe that as converged and hyperconverged infrastructure, data analytics, cloud computing, mobility, the Internet of Things ("IoT") and other potentially disruptive factors transform the way technology is used and delivered, we will leverage our highly efficient infrastructure to capture new market opportunities in our strategic focus areas of data center, software, mobility, consumer electronics, integrated supply chain services and other value-added service offerings.
The final tenet of our strategy is innovation. Our IT systems and e-business tools and programs have provided our business with the flexibility to effectively navigate fluctuations in market conditions, structural changes in the technology industry, as well as changes created by products we sell. These IT systems and e-business tools and programs have also worked to strengthen our vendor and customer relationships, while at the same time improving the efficiency of these business partners.
We believe our strategy of execution, diversification and innovation will continue to strengthen our value proposition with vendor partners and reseller customers while positioning us for continued market expansion and profitable growth.
We were incorporated in Florida in 1974. Our principal executive offices are located at 5350 Tech Data Drive, Clearwater, Florida 33760, and our main telephone number is (727) 539‑7429.
The Offering
This prospectus relates to the resale of shares of our common stock held by the selling stockholder identified under “Selling Stockholder” or in a supplement to this prospectus. The shares of our common stock that may be offered by the selling stockholder using this prospectus represent shares of our common stock that we issued to the selling stockholder in connection with our acquisition of all the shares of AVT Technology Solutions LLC and TS DivestCo B.V. (the “Acquisition”), which together hold all assets and liabilities primarily relating to the former Technology Solutions business of Avnet, Inc. (the “Acquired Business”). We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholder.

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RISK FACTORS
You should carefully consider the risk factors described under “Risk Factors” in our most recent Annual Report on Form 10‑K for the fiscal year ended January 31, 2017 filed with the SEC on March 30, 2017 and the other documents that we subsequently file with the SEC, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision.
USE OF PROCEEDS
All of the shares of our common stock being offered hereby are being sold by the selling stockholder identified in this prospectus or a supplement hereto or its pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from this offering. See “Selling Stockholder.”
SELLING STOCKHOLDER
This prospectus relates to the resale of shares of our common stock held by the selling stockholder listed below. The selling stockholder acquired these shares from us in a private offering pursuant to an exemption from registration provided under Section 4(a)(2) of the Securities Act in connection with the Acquisition on February 27, 2017. The registration statement of which this prospectus is a part has been filed pursuant to the registration rights granted to the selling stockholder as part of the Acquisition and pursuant to the Interest Purchase Agreement by and between Tech Data and the selling stockholder dated as of September 19, 2016 (as amended, the “Interest Purchase Agreement”).
Under the terms of the Interest Purchase Agreement, we will pay all expenses of the registration of the shares of our common stock (other than underwriting discounts and commissions), and we will reimburse the selling shareholder for any of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this registration (including the reasonable costs and expenses of counsel for the selling shareholder) not to exceed $50,000 in the aggregate.
The table below sets forth certain information known to us, based upon written representations from the selling stockholder, with respect to the beneficial ownership of shares of our common stock held by the selling stockholder as of June 1, 2017, except as described in the notes to such table. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholder will sell all its shares of our common stock covered by this prospectus.
In the table below, the percentage of shares beneficially owned is based on 38,128,592 shares of our common stock outstanding at May 31, 2017, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.
Unless otherwise described below, to our knowledge, neither the selling stockholder nor any of its affiliates have held any position or office with or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

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	Prior to the offering (1)			After the offering (3)
Name of Selling Stockholder	Number of shares of our common stock beneficially owned	Percent of shares of our common stock outstanding	Number of shares of our common stock being registered for resale (2)	Number of shares of our common stock beneficially owned	Percent of shares of our common stock outstanding
Avnet, Inc.	2,785,402	7.3%	2,785,402	0	0%

(1) The amounts set forth in these columns include the shares of our common stock beneficially owned by the selling stockholder as of June 1, 2017 (including any shares that the selling stockholder has the right to acquire within 60 days of the date hereof through the exercise of any options or other rights).

(2) The amounts set forth in this column are the numbers of shares of our common stock that may be offered by the selling stockholder using this prospectus. These amounts do not represent any other shares of our common stock that the selling stockholder may own beneficially or otherwise.

(3) Assumes the selling stockholder will sell all shares of our common stock covered by this prospectus.

PLAN OF DISTRIBUTION
The shares of our common stock listed in the table appearing under “Selling Stockholder” are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of our common stock covered by this prospectus does not mean, however, that those shares of our common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.
The selling stockholder and its pledgees, assignees, donees, or other successors-in-interest who acquire its shares of our common stock after the date of this prospectus, may sell such shares of our common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by the methods described below:

•	through underwritten public offerings pursuant to an effective registration statement, other than on Form S-4, S-8 or a comparable form, under the Securities Act;

•
through the Nasdaq Global Select Market, in an aggregate amount on a trading day that does not exceed 10% of the average daily trading volume of our common stock for the preceding 30 consecutive trading days; or

•	through a combination of such methods.
Pursuant to the Interest Purchase Agreement, the selling stockholder has generally agreed not to sell the 2,785,402 shares of our common stock received as the share consideration (the “Share Consideration”) for a period of time following the closing of the Acquisition. The selling stockholder has agreed that it will not, without our written consent, directly or indirectly, transfer, sell or otherwise dispose of (other than in derivative transactions that are not physically settled) (i) any of the shares of common stock received as the Share Consideration prior to August 26, 2017 and (ii) more than 50% of the shares of common stock received as the Share Consideration, in the aggregate, following August 26, 2017 and prior to February 27, 2018; provided that, the selling stockholder is permitted at any time to transfer some or all of the shares of common stock received as the Share Consideration (x) by way of acceptance of an issuer or third-party tender or exchange offer made available to all holders of issued and outstanding shares of our common stock, (y) to an affiliate that agrees to be bound by certain restrictions described in the Interest Purchase Agreement as if it were the selling stockholder, or (z) to us in accordance with certain indemnification provisions in the Interest Purchase Agreement.

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In connection with sales of the common stock or otherwise, the selling stockholder may enter into derivative transactions with respect to our common stock that are not physically settled.
If underwriters are used in a firm commitment underwriting, the selling stockholder will execute an underwriting agreement with those underwriters relating to the shares of our common stock that the selling stockholder will offer. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares of our common stock will be subject to conditions. The underwriters, if any, will purchase such shares on a firm commitment basis and will be obligated to purchase all of such shares.
The shares of our common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from the selling stockholder in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares of our common stock for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The selling stockholder may authorize underwriters to solicit offers by institutions to purchase the shares of our common stock subject to the underwriting agreement from the selling stockholder at the public offering price stated in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholder sells shares of our common stock pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.
The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of our common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealer transactions may include:

•	purchases of the shares of our common stock by a broker-dealer as principal and resales of the shares of our common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.
If dealers are utilized in the sale of shares of our common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
The selling stockholder may also sell shares of our common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholder to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in any required prospectus supplement.

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The selling stockholder may sell any of the shares of our common stock directly to purchasers in private transactions. In this case, the selling stockholder may not engage underwriters or agents in the offer and sale of such shares.
The selling stockholder may indemnify underwriters, dealers or agents who participate in the distribution of the shares of our common stock against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments that these underwriters, dealers or agents may be required to make.
The aggregate proceeds to the selling stockholder from the sale of the shares of our common stock offered by the selling stockholder hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.
In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
We are not aware of any plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholder. We do not assure you that the selling stockholder will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholder will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
DESCRIPTION OF CAPITAL STOCK
The Company has authorized 200,000,000 shares of common stock, par value $0.0015 per share. As of May 31, 2017, there were 38,128,592 shares of our common stock outstanding. Holders of the common stock have no pre-emptive, redemption, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of the Company's shareholders. Each share of common stock is entitled to participate equally with respect to dividends as may be declared by the Board of Directors out of funds legally available therefor. In the case of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Company, holders of our common stock are entitled to receive a pro rata share of the amount distributed after provisions for payment of creditors. The Florida Business Corporation Act, as amended (the “Florida Act”), also may affect the terms of these securities. All outstanding shares of common stock are fully paid and nonassessable.
Shareholder Action by Written Consent and Special Meeting
Our Bylaws provide for action by our shareholders without a meeting with the written consent of shareholders holding the number of shares necessary to approve such action if it were taken at a meeting at which all shares entitled to vote thereon were present. Our Bylaws also provide that shareholder action can be taken at an annual meeting of the shareholders or at a special meeting which may be called, for any purpose or purposes, by the Chief Executive Officer or the Board of Directors and must be called by the Chief Executive Officer or the Secretary if the holders of not less than ten percent or more of all the votes entitled to be cast on any issue proposed to be

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considered at such special meeting sign, date and deliver to the Secretary one or more written demands for a special meeting, describing the purpose or purposes for which it is to be held.
Anti-Takeover Effects of Our Articles of Incorporation and Bylaws and of Florida Law
Our Restated and Amended Articles of Incorporation require that certain mergers or consolidation of the Company with or into any other corporation, sales of substantially all of our assets, amendments to our Restated and Amended Articles of Incorporation and exchanges of our stock for stock of another corporation pursuant to a vote of shareholders be approved by a majority of all the shares of our common stock outstanding and entitled to vote. Thus, any person that controls at least one-half of any class of stock can block an attempt to merge or sell substantially all of our assets or defeat the approval of certain other transactions. The Company is subject to Section 607.0901 of the Florida Act, which provides that, subject to certain exceptions, an “affiliated transaction” must be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an “interested shareholder.” The Company also is subject to Section 607.0902 of the Florida Act, which generally provides that shares of a public corporation acquired by any person that engages in a “control-share acquisition” that exceed certain thresholds will not possess any voting rights for the acquired shares unless such voting rights are approved by a majority of the outstanding shares of each class or series entitled to vote, voting together as a single class, as well as, in some circumstances, a majority of the outstanding shares of any series or class voting as a separate class, excluding all interested shares. These provisions may discourage attempts to acquire control of Tech Data.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Transfer Agent and Registrar
The transfer agent and registrar for the Company's common stock is Wells Fargo Shareowner Services Incorporated.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of our common stock offered hereby will be passed upon for us by David R. Vetter, Executive Vice President, Chief Legal Officer. Mr. Vetter is a full‑time employee of ours and owns, and has the right to acquire, through the exercise of options or otherwise, shares of our common stock directly and as a participant in various employee benefit plans.
EXPERTS
Ernst & Young LLP, independent registered certified public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 31, 2017, and the effectiveness of our internal control over financial reporting as of January 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
KPMG LLP, independent auditors, has also audited the Acquired Business’s combined financial statements included in our Current Report on Form 8-K filed with the SEC on January 17, 2017, for the years ended June 28, 2014, June 27, 2015 and July 2, 2016, as set forth in its report, which is incorporated by reference in this prospectus. The Acquired Business’s combined financial statements are incorporated by reference in reliance on KPMG LLP’s report, given on their authority as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S‑K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2017, filed with the SEC on March 30, 2017 (the “Annual Report”);

•	our definitive Proxy Statement on Form 14A filed with the SEC on April 27, 2017;

•
the audited combined balance sheets of the Acquired Business as of July 2, 2016 and June 27, 2015, and the related audited combined statements of operations, comprehensive income, changes in net parent investment and cash flows for each of the years ended July 2, 2016, June 27, 2015 and June 28, 2014 and the notes related thereto filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on January 17, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 27, 2017, March 8, 2017, March 10, 2017, May 11, 2017 and June 1, 2017 and

•	the description of our common stock contained in our registration statement on Form (8-A) dated May 14, 1986.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S‑K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.
Tech Data Corporation hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:
Tech Data Corporation
5350 Tech Data Drive
Clearwater, Florida 33760
Attention: Investor Relations
(800) 292‑7906
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.
We are responsible for the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have

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not authorized anyone to provide you with information different from that contained in this prospectus, and we take no responsibility for any other information that others may give you. The shares of our common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock offered hereby.
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act. Under the shelf registration process, the selling stockholder may offer from time to time up to an aggregate of 2,785,402 shares of our common stock received by them from the Tech Data Corporation in connection with the Acquisition. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

Amount to be Paid
SEC registration fee	$ *
Printing fees	**
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee’s and transfer agent’s fees and expenses	**
Miscellaneous	**
Total	$ **

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act and is therefore not currently determinable.

**	These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Officers and Directors.
The Florida Act provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious

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disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
The Company’s By‑Laws include the following provisions:
ARTICLE VI.
Indemnification of Directors and Officers
Section A. GENERAL. To the fullest extent permitted by law, the Corporation shall indemnify any person who is or was a party to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section B. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by law, the Corporation shall indemnify any person who is or was a party to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section A of this Article VI) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including counsel fees) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section B in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.
Section C. OBLIGATION TO INDEMNIFY. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section A or Section B of this Article VI, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith.
Section D. DETERMINATION THAT INDEMNIFICATION IS PROPER. Indemnification pursuant to Section A or Section B of this Article VI, unless made pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section A or Section B of this Article VI. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or other proceeding to which the indemnification relates; (2) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or other

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proceeding; (3) by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (1) or by a committee designated under subsection (2) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or (4) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or other proceeding.
Section E. EVALUATION AND AUTHORIZATION. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section D of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.
Section F. PREPAYMENT OF EXPENSES. Expenses (including counsel fees) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding referred to in Section A or Section B of this Article VI shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VI. Expenses incurred by other employees and agents may be paid in advance upon such terms and conditions that the Board of Directors deems appropriate.
Section G. NONEXCLUSIVITY AND LIMITATIONS. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, by‑law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding such office. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute (1) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (2) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (3) in the case of a director, a circumstance under which liability for unlawful distributions is applicable; (4) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of a Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; or (5) to the extent that such indemnification or advancement of expenses is expressly prohibited by law.
Section H. CONTINUATION OF INDEMNIFICATION RIGHT. Unless expressly otherwise provided when authorized or ratified by this Corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.
Section I. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against the liability under Section A or Section B of this Article VI.
Item 16. Exhibits.

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The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a

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registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on June 2, 2017.

TECH DATA CORPORATION
By: /s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert M. Dutkowsky, Charles V. Dannewitz and Jeffrey L. Taylor, and each of them acting individually, as his attorney‑in‑fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S‑3 (including any post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney‑in‑fact, or his or her substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

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Signature	Title	Date

/s/ Steven A. Raymund
Steven A. Raymund	Chairman of the Board of Directors	June 2, 2017
/s/ Robert M. Dutkowsky
Robert M. Dutkowsky	Chief Executive Officer, Director (principal executive officer)	June 2, 2017
/s/ Charles V. Dannewitz
Charles V. Dannewitz	Executive Vice President, Chief Financial Officer (principal financial officer)	June 2, 2017
/s/ Jeffrey L. Taylor
Jeffrey L. Taylor	Senior Vice President, Corporate Controller (principal accounting officer)	June 2, 2017
/s/ Charles E. Adair
Charles E. Adair	Director	June 2, 2017
/s/ Harry J. Harczak, Jr.
Harry J. Harczak, Jr.	Director	June 2, 2017
/s/ Bridgette P. Heller
Bridgette P. Heller	Director	June 2, 2017
/s/ Kathleen Misunas
Kathleen Misunas	Director	June 2, 2017
/s/ Thomas Morgan
Thomas Morgan	Director	June 2, 2017
/s/ Patrick G. Sayer
Patrick G. Sayer	Director	June 2, 2017
/s/ Savio W. Tung
Savio W. Tung	Director	June 2, 2017

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EXHIBIT INDEX

Exhibit Number	Description
1‑A(*)	Form of Underwriting Agreement
3‑A(2)	Amended and Restated Articles of Incorporation of Tech Data Corporation filed on June 4, 2014 with the Secretary of the State of Florida
3‑B(2)	Bylaws of Tech Data Corporation as adopted by the Board of Directors and approved by the Shareholders on June 4, 2014
5‑A(1)	Opinion of David R. Vetter, Executive Vice President, Chief Legal Officer of Tech Data Corporation
23‑A(1)	Consent of David R. Vetter, Executive Vice President, Chief Legal Officer of Tech Data Corporation (included in Exhibit 5‑A to this Registration Statement)
23‑B(1)	Consent of Ernst & Young LLP
23-C(1)	Consent of KPMG LLP
24‑A(1)	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)

(1)	Filed herewith.

(2)	Incorporated by reference to the Exhibits included in the Company’s Form 10‑Q for the quarter ended April 30, 2014, File No. 0‑14625.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

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